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                                                                    EXHIBIT 99.1

THE FOLLOWING STATEMENT IS BEING MADE TO THE SECURITIES AND EXCHANGE COMMISSION SOLELY FOR PURPOSES OF SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C.
1350), WHICH CARRIES WITH IT CERTAIN CRIMINAL PENALTIES IN THE EVENT OF A KNOWING OR WILLFUL MISREPRESENTATION.

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

         Re: Nuveen Investments, Inc.

Ladies and Gentlemen:

         In connection with the Quarterly Report on Form 10-Q for the period ending March 31, 2003, as filed with the Securities and Exchange Commission (the "Report") of Nuveen Investments, Inc. (the "Company") and pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies that:

                  (i)      the Report fully complies with the requirements of
         section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                  (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated as of this 15th day of May 2003.

                                                     /s/ Timothy R. Schwertfeger
                                                     ---------------------------
                                                     Timothy R. Schwertfeger
                                                     Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. This certification accompanies the Report and shall not be treated as having been filed as part of the Report.